Pursuant to the Fund's procedures adopted under Rule
10f-3, the Fund's Board of Directors/Trustees receives a quarterly report in the form of a checklist as to the satisfaction of the applicable conditions of paragraph
(c)(1) through (c)(8) of Rule 10f-3.


Fund

Issuer

Ticker/Cusip

Principal Amount (US$)

Principal Amount (Foreign$)

Amount Purchased (US$)

Amount Purchased (Foreign$)

Trade Date

Price (US$)

Price-Foreign

Underwriter

  Other Syndicate Members:

Underwriting Spread

Currency



Fund

Issuer

Ticker/Cusip

Principal Amount (US$)

Principal Amount (Foreign$)

Amount Purchased (US$)

Amount Purchased (Foreign$)

Trade Date

Price (US$)

Price-Foreign

Underwriter

  Other Syndicate Members:

Underwriting Spread

Currency